UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): April 5, 2013

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 OTHER EVENTS.

On April 5, 2013, Cardium Therapeutics, Inc. (“Cardium”) issued a press release presenting highlights of the Company’s financial results for fiscal year ended December 31, 2012, and other recent developments. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The Company also completed the previously announced initial sale of 2,356 shares of Series A preferred stock of approximately $2.35 million in gross proceeds under a definitive agreement with a single institutional healthcare fund managed by Sabby Management LLC, Cardium’s largest shareholder. The second closing, covering the sale of 1,656 shares of Series A preferred stock, for an additional amount of approximately $1.65 million in gross proceeds, is contingent upon stockholder approval, which would bring the total financing to approximately $4.0 million in gross proceeds. Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., served as the exclusive placement agent on the transaction. The net proceeds from this transaction will be used for general working capital purposes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Cardium issued on April 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: April 10, 2013	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer